UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2004

SEMITOOL, INC.
(Exact name of registrant as specified in its charter)

Montana	0-25424	81-0384392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 West Reserve Drive Kalispell, Montana	59901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 752-2107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 27, 2004, the Compensation Committee of Semitool, Inc. (the “Company”) granted Larry Murphy, the Company’s Chief Operating Officer, stock options under the Company’s 2004 Stock Option Plan (the “Plan”) for 40,000 shares of the Company’s Common Stock at an exercise price of $7.03 per share, which represents the closing selling price per share of the Company’s Common Stock on the Nasdaq National Market on September 27, 2004.

      The vesting schedule for this grant is as follows:

  The stock option becomes exercisable 5% every three months of employment from the date of grant.
  Such grants are to be divided between qualified and non-qualified grants in proportion to the requirements of the Plan.

As previously disclosed, as part of its regular compensation program, the Company periodically makes stock option awards to employees (including executive officers) in accordance with the stockholder-approved Plan, which is described in the Company's proxy statement for its 2004 annual stockholder meeting and a copy of which is on file with the SEC as Exhibit Number 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004. In light of the likely continued grant of stock options under the Plan, pursuant to the SEC’s newly adopted Item 1.01 of Form 8-K, the Company is filing herewith a copy of the form of individual stock option agreement typically used in connection with such grants.

Item 9.01   Financial Statements and Exhibits.

      (c) Exhibits:

      Exhibit No.       Description

      Exhibit 10.1      Form of Stock Option Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2004	SEMITOOL, INC. (Registrant) By: /s/Larry A. Viano —————————————— Larry A. Viano Chief Financial Officer